Exhibit 3.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER SHARES

CURRENC GROUP INC.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

CUSIP: G47862100

SEE REVERSE FOR

CERTAIN DEFINITIONS

This certifies that __________________________________ is the owner of ______________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE US$0.0001 EACH, OF

CURRENC GROUP INC.,

subject to the Company’s fifth amended and restated memorandum and articles of association, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Chief Financial Officer

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s fifth amended and restated memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - __________	Custodian _________
TEN ENT –	as tenants by the entireties	(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

CURRENCY GROUP INC.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________ ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).